EXHIBIT 1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-280720) of Telecom Argentina S.A. of our report dated December 10, 2025, relating to the consolidated financial statements of Telefónica Móviles Argentina Sociedad Anónima, which appears in this Current Report on Form 6-K.

/s/PRICE WATERHOUSE & CO. S.R.L.

/s/ Gustavo Ariel Vidan
/s/ Gustavo Ariel Vidan (Partner)

Autonomous City of Buenos Aires, Argentina

February 10, 2026